The information in this pricing supplement is not complete and may be changed. We may not deliver these securities until a final pricing supplement is delivered. This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                            Subject to completion, Pricing Supplement dated December 30, 2005

PROSPECTUS Dated November 14, 2005                                                          Pricing Supplement No. 28 to
PROSPECTUS SUPPLEMENT                                                              Registration Statement No. 333-129243
Dated November 14, 2005                                                                          Dated            , 2006
                                                                                                          Rule 424(b)(2)

                                                            $
                                                     Morgan Stanley

                                           GLOBAL MEDIUM-TERM NOTES, SERIES F
                                                      Senior Notes
                                                   ------------------

                                         Currency-Linked Capital-Protected Notes
                                                  due February 4, 2008
                   Based on the Performance of a Basket of Six Currencies Relative to the U.S. Dollar

Unlike ordinary debt securities, the notes do not pay interest. Instead, the notes will pay at maturity the principal amount of $1,000 plus a supplemental redemption amount, if any, based on whether an equally-weighted basket of six currencies strengthens relative to the U.S. dollar, as determined at maturity. The basket is composed of the Hungarian forint, the Turkish lira, the Mexican peso, the Brazilian real, the Chinese renminbi and the Indian rupee, each of which we refer to as a basket currency and collectively as the basket currencies. In no event will the payment at maturity be less than the principal amount of $1,000.

o    The principal amount and issue price of each note is $1,000.

o    We will not pay interest on the notes.

o    At maturity, you will receive the principal amount of $1,000 per note plus a supplemental redemption amount, if any, based on the performance of the basket currencies relative to the U.S. dollar. The supplemental redemption amount will equal $1,000 times (x) the basket performance factor times (y) the participation rate, which is expected to be 145% to 155%. The participation rate will be determined on the day we price the notes for initial sale to the public.

o    The basket performance factor will equal the sum of (i) the Hungarian forint performance value, (ii) the Turkish lira performance value, (iii) the Mexican peso performance value, (iv) the Brazilian real performance value, (v)
     the Chinese renminbi performance value and (vi) the Indian rupee performance value, each as determined on January
     11, 2008, which we refer to as the valuation date.

     o    The performance value for each basket currency measures the change in strength of the basket currency against the U.S. dollar and will equal (i) the percentage change, whether positive or negative, in the final exchange rate for such basket currency from the initial exchange rate for such basket currency times (ii) 16.6666%, which is the basket weighting for each basket currency.

          >    The initial exchange rate for each basket currency will equal the rate for conversion of such basket currency into U.S. dollars (expressed as the number of units of such basket currency per one U.S. dollar)
               on the day we price the notes for initial sale to the public.

          >    The final exchange rate for each basket currency will equal the rate for conversion of such basket currency into U.S. dollars (expressed as the number of units of such basket currency per one U.S. dollar)
               on the valuation date.

o    If the basket performance factor is less than or equal to zero, you will receive only the principal amount of
     $1,000 and will not receive any supplemental redemption amount.

o    Investing in the notes is not equivalent to investing in the basket currencies.

o    The notes will not be listed on any securities exchange.

o    The CUSIP number for the notes is 61746SBW8.

You should read the more detailed description of the notes in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of Notes."
The notes involve risks not associated with an investment in conventional debt securities. See "Risk Factors" beginning on PS-9.
The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                                             ------------------------------
                                                       PRICE 100%
                                             ------------------------------

                                                                  Price to           Agent's             Proceeds to
                                                                   Public         Commissions(1)           Company
                                                                   ------         --------------           -------
Per note.................................................             %                   %                   %
Total....................................................             $                   $                   $

(1)  For additional information, see "Supplemental Information Concerning Plan of Distribution" in this pricing supplement.

                                                     MORGAN STANLEY

     For a description of certain restrictions on offers, sales and deliveries of the notes and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the notes, see the section of this pricing supplement called "Description of Notes--Supplemental Information Concerning Plan of Distribution."

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the notes or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The notes may not be offered or sold to the public in Brazil. Accordingly, the offering of the notes has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to such offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the notes, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has
not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong
(except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

     The notes have not been registered with the National Registry of Securities maintained by the Mexican National
Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement has not been registered as a prospectus with the Monetary Authority of Singapore.
Accordingly, this pricing supplement, the accompanying prospectus supplement and the prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than pursuant to, and in accordance with, the conditions of an exemption under any provision of Subdivision (4) of Division 1 of Part XIII of the
Securities and Futures Act, Chapter 289 of Singapore.

     The notes may not be offered or sold to the public in the People's Republic of China (excluding Hong Kong, Macau and Taiwan).

                                                          PS-2

========================================================================================================================

                                              SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the notes we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The notes offered are medium-term debt securities of Morgan Stanley. The return on the notes is linked to the performance of an equally-weighted basket of six currencies composed of the Hungarian forint, the Turkish lira, the
Mexican peso, the Brazilian real, the Chinese renminbi and the Indian rupee. These notes combine features of a debt investment and a foreign currency option by offering at maturity 100% principal protection of the issue price with the opportunity to participate in the upside potential of the underlying basket currencies against the U.S. dollar. The notes have been designed for investors who are willing to forgo market floating interest rates on the notes in exchange for a supplemental amount based on the percentage increase, if any, of the value of a basket of currencies against the
U.S. dollar.

Each note costs $1,000                  We, Morgan Stanley, are offering you Currency-Linked Capital-Protected Notes due
                                        February 4, 2008, Based on the Performance of a Basket of Six Currencies
                                        Relative to the U.S. dollar, which we refer to as the notes. The principal amount and issue price of each note is $1,000.

                                        The original issue price of the notes includes the agent's commissions paid with respect to the notes and the cost of hedging our obligations under the notes.
                                        The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the original issue price of the notes reflects these commissions and hedging costs is expected to adversely affect the secondary market prices of the notes. See "Risk Factors--The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices" and "Description of Notes--Use of Proceeds and
                                        Hedging."

The basket                              We have designed the notes to provide investors with exposure to a group of currencies of developing countries in three geographically different areas. If the basket of currencies strengthens against the U.S. dollar, you will receive a supplemental redemption amount in addition to the return of your principal at maturity. If, on the other hand, the basket of currencies weakens against the
                                        U.S. dollar, you will not receive any supplemental redemption amount and will receive only your principal amount at maturity.

                                        The following table sets forth the basket currencies, the initial exchange rate for each basket currency (expressed as the number of units of each basket currency per one U.S. dollar), the Reuters Page for each exchange rate and the weighting of each basket currency in the basket:

                                                          Initial Exchange Rate
                                                           (expressed as units                               Percentage
                                                             of currency per                                   Weight
                                         Basket Currency     one U.S. dollar)            Reuters Page        of Basket
                                        ----------------- --------------------- -------------------------- -------------
                                        Hungarian forint                        ECB37=(HUF/EUR)/(USD/EUR)      16.6666%
                                        Turkish lira                            ECB37=(TRY/EUR)/(USD/EUR)      16.6666%
                                        Mexican peso                            WMRSPOT10                      16.6666%
                                        Brazilian real                          BRFR                           16.6666%
                                        Chinese renminbi                        SAEC                           16.6666%
                                        Indian rupee                            RBIB                           16.6666%

Payment at maturity                     Unlike ordinary debt securities, the notes do not pay interest. Instead, at maturity, you will receive the principal amount of $1,000 plus a supplemental redemption amount, if any, based on the performance of the equally-weighted basket of currencies. The supplemental redemption amount will equal (i) $1,000 times (ii) the basket performance factor times (iii) the participation rate, which is expected to be 145% to 155%, provided

                                                          PS-3

========================================================================================================================

                                        that the supplemental redemption amount will not be less than zero. The basket performance factor will equal the sum of the basket performance values, whether positive or negative, for each basket currency. The participation rate will be determined on the day we price the notes for initial sale to the public.

                                        The performance value for each basket currency measures the change in strength of the basket currency against the U.S. dollar and will equal the percentage change, whether positive or negative, in the final exchange rate for such basket currency from the initial exchange rate for such basket currency times 16.6666%, which is the basket weighting for each basket currency. The initial exchange rate for each basket currency will be determined on the day we price the notes for initial sale to the public. The final exchange rate for each basket currency will equal the exchange rate for such basket currency on the valuation date.

                                        If the scheduled valuation date is not a currency business day with respect to any basket currency, the valuation date for that basket currency will be the immediately preceding currency business day.

                                                                100% Principal Protection

                                        At maturity, we will pay you at least $1,000 plus the supplemental redemption amount, if any.

                                                            The Supplemental Redemption Amount is
                                         Linked to the Performance of the Basket of Six Currencies Relative to the U.S.
                                                                         Dollar

                                        The supplemental redemption amount will equal (i) $1,000 times (ii) the basket performance factor times (iii) the participation rate, which is expected to be
                                        145% to 155%; provided that the supplemental redemption amount will not be less than zero. The participation rate will be determined on the day we price the notes for initial sale to the public. The supplemental redemption amount will be calculated as follows:

                                        supplemental redemption amount = $1,000 x (basket performance factor x participation rate)

                                     where:

                                        basket performance factor  =  the sum of (i) the Hungarian forint performance value, (ii)
                                                                      the Turkish lira performance value, (iii) the Mexican peso performance value, (iv) the Brazilian real performance
                                                                      value, (v) the Chinese renminbi performance value and (vi)
                                                                      the Indian rupee performance value, each as determined on
                                                                      the valuation date; and

                                                   valuation date  =  January 11, 2008, subject to adjustment in the event of a non-currency business day;

                                     and where:

                                                                      Currency Performance Values
                                                                   ---------------------------------

                                                                                                                   Basket
                                                                                                                  Weighting
                                                                                                                 -----------
                                                              (                                             )
                                        Hungarian forint      (  Initial Hungarian Forint Exchange Rate     )
                                        performance value  =  ( ---------------------------------------- -1 )    x  .166666
                                                              (   Final Hungarian Forint Exchange Rate      )
                                                              (                                             )

                                                                    PS-4

==================================================================================================================================

                                                              (                                             )
                                        Turkish lira          (    Initial Turkish lira Exchange Rate       )
                                        performance value  =  ( ---------------------------------------- -1 )  x  .166666
                                                              (     Final Turkish lira Exchange Rate        )
                                                              (                                             )

                                                              (                                             )
                                        Mexican Peso          (    Initial Mexican Peso Exchange Rate       )
                                        performance value  =  ( ---------------------------------------- -1 )  x  .166666
                                                              (     Final Mexican Peso Exchange Rate        )
                                                              (                                             )

                                                              (                                             )
                                        Brazilian Real        (   Initial Brazilian Real Exchange Rate      )
                                        performance value  =  ( ---------------------------------------- -1 )   x  .166666
                                                              (    Final Brazilian Real Exchange Rate       )
                                                              (                                             )

                                                              (                                             )
                                        Chinese renminbi      (  Initial Chinese renminbi Exchange Rate     )
                                        performance value  =  ( ---------------------------------------- -1 )   x  .166666
                                                              (   Final Chinese renminbi Exchange Rate      )
                                                              (                                             )

                                                              (                                             )
                                        Indian Rupee          (    Initial Indian Rupee Exchange Rate       )
                                        performance value  =  ( ---------------------------------------- -1 )   x  .166666
                                                              (     Final Indian Rupee Exchange Rate        )
                                                              (                                             )

                                        If the basket performance factor, which is the sum of all the basket currencies'
                                        individual performance values, is equal to or less than zero, the supplemental redemption amount will be zero. In that case, you will receive at maturity only the principal amount of $1,000 for each note that you hold and will not receive any supplemental redemption amount. Beginning on PS-7, we have provided examples of hypothetical payouts on the notes.

                                        You can review a table of the historical exchange rates (expressed as units of each basket currency per one U.S. dollar) of each of the basket currencies for each calendar quarter in the period from January 1, 2000 through December 29,
                                        2005 and related graphs and a graph of the historical performance of the basket against the U.S. dollar for the period from January 1, 2000 through December 29,
                                        2005 in this pricing supplement under "Description of Notes--Historical
                                        Information" and "--Historical Graph." You cannot predict the future performance of the basket currencies based on their historical performance.

MS & Co. will be the                    We have appointed our affiliate, Morgan Stanley & Co. Incorporated, which we
calculation agent                       refer to as MS & Co., to act as calculation agent for JPMorgan Chase Bank, N.A.
                                        (formerly known as JPMorgan Chase Bank), the trustee for our senior notes. As calculation agent, MS & Co. will determine the initial exchange rate for each basket currency, the final exchange rate for each basket currency, the basket currencies' performance values and the basket performance factor, and will calculate the supplemental redemption amount, if any, you will receive at maturity.

The notes will be treated as            The notes will be treated as "contingent payment debt instruments" for U.S.
contingent payment debt                 federal income tax purposes, as described in the section of this pricing
instruments for U.S. federal            supplement called "Description of Notes--United States Federal Income Taxation."
income tax purposes                     Under this treatment, if you are a U.S. taxable investor, you will generally be subject to annual income tax based on the comparable yield (as defined in this pricing supplement) of the notes even though you will not receive any stated
                                        interest payments on the notes. In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income. Please read carefully the section of this pricing supplement called "Description of Notes--United States Federal Income Taxation"
                                        and the sections called "United States Federal Taxation--Notes--Optionally
                                        Exchangeable Notes" and "United States Federal Taxation--Backup Withholding" in
                                        the accompanying prospectus supplement for a full description of the U.S.
                                        federal income tax and withholding consequences of ownership and disposition of a contingent payment debt instrument.

                                                          PS-5

========================================================================================================================

                                        If you are a non-U.S. investor, please also read the section of this pricing supplement called "Description of Notes--United States Federal Income
                                        Taxation--Non-U.S. Holders."

                                        You are urged to consult your own tax advisor regarding all aspects of the U.S.
                                        federal income tax consequences of investing in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Where you can find more                 The notes are senior notes issued as part of our Series F medium-term note
information on the notes                program. You can find a general description of our Series F medium-term note program in the accompanying prospectus supplement dated November 14, 2005. We describe the basic features of this type of note in the sections of the prospectus supplement called "Description of Notes--Floating Rate Notes" and
                                        "--Currency-Linked Notes."

                                        Because this is a summary, it does not contain all the information that may be important to you. For a detailed description of the terms of the notes, you should read the "Description of Notes" section in this pricing supplement. You should also read about some of the risks involved in investing in notes in the section called "Risk Factors." The tax treatment of investments in currency-linked notes such as these differs from that of investments in ordinary debt securities. See the section of this pricing supplement called "Description of Notes--United States Federal Income Taxation." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the notes.

How to reach us                         You may contact your local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number
                                        (212) 761-4000).

                                                          PS-6

========================================================================================================================

                                            HYPOTHETICAL PAYOUTS ON THE NOTES

     At maturity, if the basket performance factor is greater than zero, for each $1,000 principal amount of notes that you hold, you will receive a supplemental redemption amount in addition to the principal amount of $1,000. The supplemental redemption amount will be calculated on the valuation date and is equal to (i) $1,000 times (ii) the basket performance factor times (iii) the participation rate, which is expected to be 145% to 155% and which will be determined on the day we price the notes for initial sale to the public.

     Presented below are hypothetical examples showing how the payout on the notes, including the supplemental redemption amount, is calculated.

Example 1:
----------

     All the currency performance values are positive.

     Hypothetical Participation Rate:         150%

     For each basket currency, the currency performance value will equal:

                                        (                            )
          Currency Performance          (  Initial Exchange Rate     )
          Value                    =    ( ----------------------- -1 )  x  basket weighting
                                        (   Final Exchange Rate      )
                                        (                            )

     For example, the currency performance value of the Hungarian forint (assuming the hypothetical initial and final exchange rates as provided in the table below) is calculated as follows:

           (              )
           (206.44)
           (  -------- -1 )  x  .166666  =  2.00%
           (184.32)
           (              )

     In the hypothetical calculation above, the Hungarian forint has strengthened 12.00% against the U.S. dollar. The
Hungarian forint performance value is therefore 2.00%. The performance values for the remaining five currencies are shown in the last column in the table below assuming the same 12.00% strengthening against the U.S. dollar.

                                                                                                    Hypothetical
                                  Percentage Weight      Hypothetical       Hypothetical Final       Currency
                                   of Currencies in    Initial Exchange          Exchange          Performance
            Currency                  the Basket             Rate                  Rate               Values
  --------------------------- ----------------------- ------------------- ---------------------- ------------------
        Hungarian forint               16.6666%             206.44                184.32              2.00%
          Turkish lira                 16.6666%              1.35                  1.21               2.00%
          Mexican peso                 16.6666%             10.66                  9.52               2.00%
         Brazilian real                16.6666%              2.33                  2.08               2.00%
        Chinese renminbi               16.6666%              8.07                  7.21               2.00%
          Indian rupee                 16.6666%             45.16                 40.32               2.00%
                                                                                                 ------------------
                                                                       Basket Performance Factor     12.00%

     Each basket currency in the above example has strengthened 12.00% against the U.S. dollar. The basket performance factor equals the sum of the six individual currency performance values and, accordingly, the basket performance factor is 12.00%. The supplemental redemption amount is therefore calculated as follows:

     Supplemental Redemption Amount  =  $1,000  x  (basket performance factor  x   participation rate)

                                                          PS-7

========================================================================================================================

     So, in the hypothetical example above,

     Supplemental Redemption Amount per note  =  $1,000  x  12.00%  x  150%  =  $180

     Therefore, in the hypothetical example above, the total payment at maturity per note will equal $1,180, which is the sum of the principal amount of $1,000 and a supplemental redemption amount of $180.

Example 2:
----------

Some currency performance values are positive, while others are negative.

     Hypothetical Participation Rate:     150%

                                       Percentage Weight      Hypothetical         Hypothetical        Hypothetical
                                       of Currencies in     Initial Exchange      Final Exchange         Currency
              Currency                    the Basket             Rate                 Rate          Performance Values
------------------------------ -----------------------------------------------------------------------------------------
Hungarian forint                           16.6666%             206.44              184.32               2.00%
Turkish lira                               16.6666%              1.35                1.93               -5.00%
Mexican peso                               16.6666%             10.66               15.23               -5.00%
Brazilian real                             16.6666%              2.33                2.08                2.00%
Chinese renminbi                           16.6666%              8.07                7.21                2.00%
Indian rupee                               16.6666%             45.16               40.32                2.00%
                                                                                                   ------------------
                                                                        Basket Performance Factor       -2.00%

Supplemental Redemption Amount per note  =  $1,000  x  -2.00% (less than zero)  x  150%  =  $0

     In the above example, four of the six basket currencies--the Hungarian forint, the Brazilian real, the Chinese renminbi and the Indian rupee (with a combined basket weighting of approximately 67%)--each strengthen by 12.00% against the U.S. dollar over the term of the notes, but the remaining two basket currencies--the Turkish lira and the Mexican peso (with a combined basket weighting of approximately 33%)--each weaken by approximately 30% against the U.S. dollar over the term of the notes. Accordingly, although four of the basket currencies have positive performance values and two have negative performance values as of the valuation date, the basket performance factor is less than zero. Therefore, there will be no supplemental redemption amount and the total payment at maturity per note will equal only the $1,000 principal amount.

     You can review a table of the historical exchange rates (expressed as the number of units of each basket currency per one U.S. dollar) of each of the basket currencies for each calendar quarter in the period from January 1, 2000 through December 29, 2005 and related graphs and a graph of the historical performance of the basket against the U.S.
dollar for the period from January 1, 2000 through December 29, 2005 in this pricing supplement under "Description of
Notes--Historical Information" and "--Historical Graph."

                                                          PS-8

========================================================================================================================

                                        RISK FACTORS

     The notes are not secured debt and investing in the notes is not equivalent to investing directly in the basket currencies. This section describes the most significant risks relating to the notes. You should carefully consider whether the notes are suited to your particular circumstances before you decide to purchase them.

Unlike ordinary senior notes,           The terms of the notes differ from those of ordinary debt securities in that we
the notes do not pay interest           will not pay interest on the notes. Because of the variable nature of the supplemental redemption amount due at maturity, which may equal zero, the return on your investment in the notes (the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount at maturity will not compensate you for the effects of inflation and other factors relating to the value of money over time. The notes have been designed for investors who are willing to forgo market floating interest rates on the notes in exchange for a supplemental amount based on the performance of a basket of currencies relative to the U.S. dollars.

The notes are subject to                Fluctuations in the exchange rates between the U.S. dollar and the basket
currency exchange risk                  currencies will affect the value of the notes.

                                        The exchange rates between the basket currencies and the U.S. dollar are the result of the supply of, and the demand for, these basket currencies. Changes in the exchange rates result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the country of each basket currency and the United States, including economic and political developments in other countries.

                                        Of particular importance to potential currency exchange risk are:

                                             o    existing and expected rates of inflation

                                             o    existing and expected interest rate levels

                                             o    the balance of payments

                                             o    the extent of governmental surpluses or deficits in the relevant foreign country and the United States of America

                                        All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries and the United States and other countries important to the international trade and finance.

The notes will not be listed            The notes will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the notes. MS & Co. currently intends to act as a market maker for the notes but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to sell the notes easily. Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which
                                        MS & Co. is willing to transact. If at any time MS & Co. were to cease acting as a market maker, it is likely that there would be no secondary market for the notes.

Market price of the notes will          Several factors, many of which are beyond our control, will influence the value
be influenced by many                   of the notes in the secondary market and the price at which MS & Co. may be
unpredictable factors                   willing to purchase or sell the notes in the secondary market. As noted above, we expect that the exchange rate for the basket currencies on any day will affect the value of the notes more than any other single factor. Other factors that may influence the value of the notes include:

                                                          PS-9

========================================================================================================================

                                        o    the volatility (frequency and magnitude of changes in value) of the basket currencies relative to the U.S. dollar

                                        o    interest and yield rates in the U.S. market and in the markets for each of the basket currencies

                                        o    geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the basket currencies or currencies markets generally and that may affect the final exchange rates

                                        o    the time remaining to the maturity of the notes

                                        o    our creditworthiness

                                        Some or all of these factors will influence the price that you will receive if you sell your notes prior to maturity. For example, you may have to sell your notes at a substantial discount from the principal amount if at the time of sale the exchange rates for certain or all of the basket currencies have weakened against the U.S. dollar or if interest rates rise.

                                        You cannot predict the future performance of the basket currencies based on their historical performance. We cannot guarantee that the basket performance factor will be positive so that you will receive at maturity an amount in excess of the principal amount of the notes.

Specific currencies' exchange           Hungary
rates are volatile and are
affected by numerous factors            The exchange rate between the Hungarian forint and the U.S. dollar is primarily
specific to each foreign                affected by the supply and demand for the two currencies, as well as by
country                                 government policy or actions, but is also influenced significantly from time to time by political or economic developments in Hungary or elsewhere, and by macroeconomic factors and speculative actions. In 2001, the Hungarian government and the National Bank of Hungary jointly determined to "peg" the forint to the euro so as to permit the exchange rate to fluctuate against the euro in either direction by up to 15% from a central parity, which was set to HUF 276.1/euro.
                                        In June 2003, the National Bank of Hungary shifted the central parity by 2.26%, which caused a depreciation in the forint of approximately 10%. In addition, the government and the National Bank of Hungary have from time to time intervened in the foreign exchange market by selling forints and raising or lowering interest rates. The government may impose other restrictions on the foreign exchange market, such as by restricting the ability to convert forints into foreign currencies. Factors that might affect the likelihood of the government's imposing these or other exchange control restrictions include the level of
                                        Hungary's foreign debt, the extent of Hungary's foreign currency reserves, the size of Hungary's debt service burden relative to the economy as a whole, regional hostilities, terrorist attacks or social unrest, and political constraints to which Hungary may be subject.

                                        Turkey

                                        The exchange rate between the Turkish lira and the U.S. dollar is primarily affected by the supply and demand for the two currencies, as well as by government policy or actions, but is also influenced significantly from time to time by political or economic developments in Turkey or elsewhere, and by macroeconomic factors and speculative actions. The Central Bank of Turkey has implemented a floating exchange rate regime, which has been in effect since
                                        February 2001. The Bank has from time to time intervened in the foreign exchange market by conducting foreign exchange purchase auctions and other forms of intervention, usually in cases of excess volatility in the floating exchange rate regime. In addition, the government may impose other restrictions on the foreign exchange market, such as by restricting the ability to convert lira into

                                                         PS-10

========================================================================================================================

                                        foreign currencies. Factors that might affect the likelihood of the government's imposing these or other exchange control restrictions include the level of
                                        Turkey's foreign debt, the extent of Turkey's foreign exchange reserves, regional hostilities, terrorist activities or social unrest, including unresolved issues in Turkey's relations with Greece, and the level of untaxed economic activities due to Turkey's substantial unregistered economy.

                                        Mexico

                                        The exchange rate between the Mexican peso and the U.S. dollar is primarily affected by the supply and demand for the two currencies, as well as by government policy or actions, but is also influenced significantly from time to time by political or economic developments in Mexico or elsewhere, and by macroeconomic factors and speculative actions. Since 1994, the Mexican government has allowed the peso to float freely against the U.S. dollar and since 1982 has not restricted the ability to convert pesos into foreign currencies. The peso depreciated through the late 1990s, stabilized and strengthened in 2001 and has depreciated significantly thereafter, due in large part to the worldwide economic slowdown and increased volatility in the foreign exchange markets. There can be no assurance that the peso will not depreciate significantly in the future, as it has in the past, or that the Mexican government will maintain its current foreign exchange policies. Factors that might affect the likelihood of the government's imposing these or other exchange control restrictions include the extent of Mexico's foreign currency reserves, the availability of sufficient foreign exchange on the date a payment is due, the size of Mexico's debt service burden relative to the economy as a whole,
                                        Mexico's policy towards the International Monetary Fund, and political constraints to which Mexico may be subject.

                                        Brazil

                                        The exchange rate between the Brazilian real and the U.S. dollar is primarily affected by the supply and demand for the two currencies, as well as by government policy or actions, but is also influenced significantly from time to time by political or economic developments in Brazil or elsewhere, and by macroeconomic factors and speculative actions. The exchange rate is freely negotiated, but may be influenced from time to time by Central Bank intervention. From 1995 to 1999, the Central Bank allowed the gradual devaluation of the real against the U.S. dollar. In 1999, the Central Bank allowed the exchange rate to float freely and since then the exchange rate has fluctuated considerably. In addition, under certain conditions the government has the ability to restrict the conversion of the real into foreign currencies.
                                        Factors that might affect the likelihood of the government's imposing these or other exchange control restrictions include the extent of Brazil's foreign currency reserves, the size of Brazil's debt service burden relative to the economy as a whole, Brazil's policy towards the International Monetary Fund, and political constraints to which Brazil may be subject.

                                        The People's Republic of China

                                        The exchange rate between the Chinese renminbi and the U.S. dollar is managed by the Chinese government, and may also be influenced from time to time by political or economic developments in the People's Republic of China or elsewhere and by macroeconomic factors and speculative actions. Since the beginning of 1994, the Chinese government has used a managed floating exchange rate system, under which the People's Bank of China allows the renminbi to float within a specified band around the central exchange rate that is published daily by the People's Bank. In July 2005, the Bank revalued the renminbi by 2% and announced that in the future it would set the value of the renminbi with reference to a basket of currencies rather than solely with reference to the
                                        U.S. dollar. To the extent that management of the renminbi results in trading levels that do not fully reflect market forces, any further changes in the government's management of its currency could result in significant movement in the exchange rate between the Chinese renminbi and the U.S. dollar.

                                                         PS-11

========================================================================================================================

                                        India

                                        The exchange rate between the Indian rupee and the U.S. dollar is primarily affected by the supply and demand for the two currencies, as well as by government policy or actions, but is also influenced significantly from time to time by political or economic developments in India or elsewhere, and by macroeconomic factors and speculative actions. During the past decade, the
                                        Indian government has pursued policies of economic liberalization and deregulation, but the government's role in the economy has remained significant.
                                        The Indian government allows the exchange rate to float freely, without a fixed target or band, but will intervene when it deems necessary to preserve stability. It also has the ability to restrict the conversion of rupees into foreign currencies, and under certain circumstances investors that seek to convert rupees into foreign currency must obtain the approval of the Reserve
                                        Bank of India. Factors that might affect the likelihood of the government's imposing these or other exchange control restrictions include the extent of
                                        India's foreign currency reserves, the balance of payments, the extent of governmental surpluses and deficits, the size of India's debt service burden relative to the economy as a whole, regional hostilities, terrorist attacks or social unrest, and political constraints to which India may be subject.

                                        A weakening in the exchange rate of any of the basket currencies against the
                                        U.S. dollar may have a material adverse effect on the value of the notes and the return on an investment in the notes.

Intervention in the currency            Foreign exchange rates can be fixed by the sovereign government, allowed to
markets by the countries                float within a range of exchange rates set by the government, or left to float
issuing the basket currencies           freely. Governments, including those issuing the basket currencies, use a
could materially and adversely          variety of techniques, such as intervention by their central bank or imposition
affect the value of the notes           of regulatory controls or taxes, to affect the exchange rates of their respective currencies. They may also issue a new currency to replace an existing currency, fix the exchange rate or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing the notes is that their liquidity, trading value and amount payable could be affected by the actions of sovereign governments that could change or interfere with previously freely determined currency valuations, fluctuations in response to other market forces and the movement of currencies across borders. There will be no offsetting adjustment or change made during the term of the notes in the event that any floating exchange rate should become fixed, any fixed exchange rate should be allowed to float, or that the band limiting the float of any basket currency should be altered or removed. Nor will there be any offsetting adjustment or change in the event of any other devaluation or revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting the basket currencies or the U.S. dollar, or any other currency.

Even though currencies trade            The Interbank market in foreign currencies is a global, around-the-clock market.
around-the-clock, the notes             Therefore, the hours of trading for the notes, if any trading market develops,
will not                                will not conform to the hours during which the basket currencies are traded.
                                        Significant price and rate movements may take place in the underlying foreign exchange markets that will not be reflected immediately in the price of the notes. The possibility of these movements should be taken into account in relating the value of the notes to those in the underlying foreign exchange markets. There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers' offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the value of the basket used to calculate the supplemental redemption amount. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign exchange markets.

                                                         PS-12

========================================================================================================================

The inclusion of commissions            Assuming no change in market conditions or any other relevant factors, the
and projected profit from               price, if any, at which MS & Co. is willing to purchase notes in secondary
hedging in the original issue           market transactions will likely be lower than the original issue price, since
price is likely to adversely            the original issue price included, and secondary market prices are likely to
affect secondary market prices          exclude, commissions paid with respect to the notes, as well as the projected profit included in the cost of hedging our obligations under the notes. In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

Changes in the exchange rate            Exchange rate movements in the basket currencies may not correlate with each
of one or more of the basket            other. At a time when one or more of the basket currencies strengthens relative
currencies may offset each              to the U.S. dollar, the exchange rate of one or more of the other basket
other                                   currencies may weaken relative the U.S. dollar or strengthen to a lesser extent.
                                        Therefore, in calculating the basket performance factor, the strengthening relative to the U.S. dollar of one or more of the basket currencies may be moderated, or wholly offset, by the weakening or lesser strengthening against the U.S. dollar of one or more of the other basket currencies.

                                        You can review a table of the historical exchange rates of each of the basket currencies for each calendar quarter in the period from January 1, 2000 through
                                        December 29, 2005 and related graphs and a graph of the historical performance of the basket against the U.S. dollar for the period from January 1, 2000 through December 29, 2005 in this pricing supplement under "Description of
                                        Notes--Historical Information" and "--Historical Graph." You cannot predict the future performance of any of the basket currencies relative to the U.S. dollar or of the basket as a whole, or whether the strengthening of any of the basket currencies relative to the U.S. dollar will be offset by the weakening of other basket currencies against the U.S. dollar, based on their historical performance. In addition, there can be no assurance that the final exchange rates of any of the basket currencies will strengthen against the U.S. dollar, or that the sum of the performance values of the basket currencies will be positive. If the basket performance factor is zero or less, you will receive at maturity only the principal amount of the notes you hold.

Suspension or disruptions of            The currency markets are subject to temporary distortions or other disruptions
market trading in the basket            due to various factors, including government regulation and intervention, the
currencies may adversely                lack of liquidity in the markets, and the participation of speculators. These
affect the value of the notes           circumstances could adversely affect the exchange rates of the basket currencies and, therefore, the value of the notes.

The economic interests of the           The economic interests of the calculation agent and other of our affiliates are
calculation agent and other of          potentially adverse to your interests as an investor in the notes.
our affiliates are potentially
adverse to your interests               As calculation agent, MS & Co. will determine the initial exchange rate for each basket currency, the final exchange rate for each basket currency, the basket currencies' performance values, the basket performance factor, and calculate the supplemental redemption amount, if any, you will receive at maturity.
                                        Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the calculation of any exchange rate in the event of a discontinuance of reporting of a basket currency's exchange rate, may affect the payout to you at maturity. See the sections of this pricing supplement called
                                        "Description of Notes--Exchange Rate" and "--Price Materiality Event."

                                        The original issue price of the notes includes the agent's commissions and certain costs of hedging our obligations under the notes. The subsidiaries through which we hedge our obligations under the notes expect to make a profit.
                                        Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected.

                                                         PS-13

========================================================================================================================

Hedging and trading activity            MS & Co. and other affiliates of ours will carry out hedging activities related
by the calculation agent and its        to the notes (and possibly to other instruments linked to the basket
affiliates could potentially            currencies), including trading in forward and options contracts on the basket
adversely affect the exchange           currencies as well as in other instruments related to the basket currencies. MS
rates of the basket currencies          & Co. and some of our other subsidiaries also trade the basket currencies and other financial instruments related to the basket currencies on a regular basis as part of their general broker-dealer, proprietary trading and other businesses. Any of these hedging or trading activities on or prior to the day we price the notes for initial sale to the public could potentially decrease the initial exchange rates for the basket currencies and, as a result, could decrease the exchange rates at which the basket currencies must close on the valuation date before you receive a payment at maturity that exceeds the principal amount of the notes. Additionally, such hedging or trading activities during the term of the notes could potentially affect the exchange rates of the basket currencies on the valuation date and, accordingly, the amount of cash you will receive at maturity.

The notes will be treated as            You should also consider the tax consequences of investing in the notes. The
contingent payment debt                 notes will be treated as "contingent payment debt instruments" for U.S. federal
instruments for U.S. federal            income tax purposes, as described in the section of this pricing supplement
income tax purposes                     called "Description of Notes--United States Federal Income Taxation." Under this treatment, if you are a U.S. taxable investor, you will generally be subject to annual income tax based on the comparable yield (as defined in this pricing supplement) of the notes even though you will not receive any stated interest payments on the notes. In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income. Please read carefully the section of this pricing supplement called "Description of Notes--United States Federal Income Taxation"
                                        and the sections called "United States Federal Taxation--Notes-- Optionally
                                        Exchangeable Notes" and "United States Federal Taxation--Backup Withholding" in
                                        the accompanying prospectus supplement for a full description of the U.S.
                                        federal income tax and withholding consequences of ownership and disposition of a contingent payment debt instrument.

                                        If you are a non-U.S. investor, please also read the section of this pricing supplement called "Description of Notes--United States Federal Income
                                        Taxation--Non-U.S. Holders."

                                        You are urged to consult your own tax advisor regarding all aspects of the U.S.
                                        federal income tax consequences of investing in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                                         PS-14

========================================================================================================================

                                                  DESCRIPTION OF NOTES

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term
"Notes" refers to each $1,000 principal amount of any of our Currency-Linked Capital-Protected Notes Due February ,
2008, Based on the Performance of a Basket of Six Currencies Relative to the U.S. Dollar. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley.

Aggregate Principal Amount............  $

Original Issue Date
 (Settlement Date)....................  February    , 2006

Maturity Date.........................  February 4, 2008

Valuation Date........................  January 11, 2008, subject to adjustment if such date is not a Currency Business
                                        Day as described in the following paragraph.

                                        If January 11, 2008 is not a Currency Business Day with respect to any Basket
                                        Currency, the Valuation Date with respect to such Basket Currency will be the immediately preceding Currency Business Day with respect to such Basket
                                        Currency.

Interest Rate.........................  None

Specified Currency....................  U.S. dollars

CUSIP Number..........................  61746SBW8

Minimum Denominations.................  $1,000

Issue Price...........................  $1,000 (100%)

Basket................................  The following table sets forth the Basket Currencies, the Reuters Page for each
                                        Basket Currency and the Basket Weighting of each Basket Currency in the Basket:

                                                                                                      Basket
                                              Basket Currency              Reuters Page              Weighting
                                            -------------------- ------------------------------ ------------------
                                            Hungarian forint     ECB37=(HUF/EUR)/(USD/EUR)           16.6666%
                                            Turkish lira         ECB37=(TRY/EUR)/(USD/EUR)           16.6666%
                                            Mexican peso         WMRSPOT10                           16.6666%
                                            Brazilian real       BRFR                                16.6666%
                                            Chinese renminbi     SAEC                                16.6666%
                                            Indian rupee         RBIB                                16.6666%

Maturity Redemption Amount............  At maturity, upon delivery of the Notes to the Trustee, we will pay with respect to the $1,000 principal amount of each Note an amount in cash equal to $1,000 plus the Supplemental Redemption Amount, if any, as determined by the
                                        Calculation Agent.

                                        We shall, or shall cause the Calculation Agent to (i) provide written notice to the Trustee and to The Depository Trust Company, which we refer to as DTC, of the amount of cash to be delivered with respect to the $1,000 principal amount of each Note, on or prior to 10:30 a.m. on the Business Day preceding the
                                        Maturity Date, and (ii) deliver the aggregate cash amount due with respect to the Notes to the Trustee for delivery to DTC, as holder of the Notes, on the
                                        Maturity Date. We expect such amount of cash will be distributed to investors on the Maturity Date in accordance with the standard rules

                                                         PS-15

========================================================================================================================

                                        and procedures of DTC and its direct and indirect participants. See
                                        "--Book-Entry Note or Certificated Note" below, and see "The Depositary" in the accompanying prospectus supplement.

Supplemental Redemption Amount........  The Supplemental Redemption Amount will equal (i) $1,000 times (ii) the Basket
                                        Performance Factor times (iii) the Participation Rate; provided that the
                                        Supplemental Redemption Amount will not be less than zero. The Calculation Agent will calculate the Supplemental Redemption Amount on the Valuation Date.

Basket Performance Factor.............  The Basket Performance Factor is a percentage that is the sum of the performance values, whether positive or negative, for each of the Basket Currencies. The
                                        Basket Performance Factor is described by the following formula:

                                                         Hungarian Forint Performance Value
                                                                          +
                                                           Turkish Lira Performance Value
                                                                          +
                                                           Mexican Peso Performance Value
                                                                          +
                                                          Brazilian Real Performance Value
                                                                          +
                                                         Chinese Renminbi Performance Value
                                                                          +
                                                           Indian Rupee Performance Value

Participation Rate....................  The Participation Rate is expected to be 145% to 155%, and will be determined on the day we price the Notes for initial sale to the public.

Exchange Rate.........................  Exchange Rate means, on any Currency Business Day:

                                                  (i) with respect to each of the Hungarian forint, the Turkish lira and the Mexican peso, the rate for conversion of such Basket Currency into U.S.
                                             dollars (expressed as the number of units of such Basket Currency per one
                                             U.S. dollar) as determined by reference to the rate displayed on the applicable Reuters Page for such Basket Currency on such Currency Business
                                             Day, as determined by the Calculation Agent; provided that if no such rate is displayed on the applicable Reuters Page for such day for any such
                                             Basket Currency, the Exchange Rate will equal the arithmetic mean, as determined by the Calculation Agent, of the firm quotes of exchange rates for conversion of such Basket Currency into U.S. dollars determined by at least five independent leading dealers, selected by the Calculation Agent
                                             (the "Reference Dealers"), in the underlying market for such Basket
                                             Currency taking into consideration the latest available quote for such exchange rate and any other information deemed relevant by such Reference
                                             Dealers; provided further that if (i) the difference between the highest and lowest exchange rates for conversion of any such Basket Currency determined by the Reference Dealers on such date pursuant to the previous clause of this sentence is greater than 1% or (ii) the Calculation Agent is unable to obtain five such quotes from the Reference Dealers on such date for any reason, the Exchange Rate for such Basket Currency shall be the exchange rate as determined by the Calculation Agent in good faith on such day taking into account any information deemed relevant by the Calculation
                                             Agent; and

                                                         PS-16

========================================================================================================================

                                                  (ii) with respect to each of the Brazilian real, the Chinese renminbi and the Indian rupee, the rate for conversion of such Basket Currency into
                                             U.S. dollars (expressed as the number of units of such Basket Currency per one U.S. dollar) as determined by reference to the rate displayed on the applicable Reuters Page for such Basket Currency on such Currency Business
                                             Day, as determined by the Calculation Agent; provided that if no such rate is displayed on the applicable Reuters Page for such day or if such day is an Unscheduled Holiday with respect to any such Basket Currency, the
                                             Exchange Rate will equal the arithmetic mean, as determined by the
                                             Calculation Agent, of the firm quotes of exchange rates for conversion of such Basket Currency into U.S. dollars determined by the Reference Dealers in the underlying market for such Basket Currency taking into consideration the latest available quote for such exchange rate and any other information deemed relevant by such Reference Dealers; provided further that if (i) the difference between the highest and lowest exchange rates for conversion of any such Basket Currency determined by the Reference Dealers on such date pursuant to the previous clause of this sentence is greater than 1% or (ii)
                                             the Calculation Agent is unable to obtain five such quotes from the
                                             Reference Dealers on such date for any reason, the Exchange Rate for such
                                             Basket Currency shall be the exchange rate as determined by the Calculation
                                             Agent in good faith on such day taking into account any information deemed relevant by the Calculation Agent; provided further that, with respect to the Brazilian real, if a Price Materiality Event occurs, the Exchange Rate for Brazilian real shall be the rate as determined in " -Price Materiality
                                             Event" below.

                                        Quotes of MS & Co. or any of its affiliates may be included in the calculation of any mean described in clauses (i) or (ii) above, but only to the extent that any such bid is the highest of the quotes obtained.

Unscheduled Holiday...................  Unscheduled Holiday means, with respect to any of the Brazilian real, the
                                        Chinese renminbi and the Indian rupee, a day that is not a Currency Business Day with respect to any such Basket Currency and the market was not made aware of such fact (by means of a public announcement or by reference to other publicly announced information) until a time later than 9:00 a.m. local time in the principal financial center(s) of any such Basket Currency on the date that is two Business Days prior to the Valuation Date for such Basket Currency.

Price Materiality Event...............  Price Materiality Event means, with respect to the Brazilian real, that (i) the
                                        Exchange Rate as displayed on the applicable Reuters Page for the Brazilian real has been, in the good faith belief of the Calculation Agent, inflated or deflated by government intervention and (ii) the difference between such rate and the arithmetic mean, as determined by the Calculation Agent, of the exchange rate for conversion of the Brazilian real into U.S. dollars determined by five
                                        Reference Dealers, selected by the Calculation Agent in the underlying market for the Brazilian real, taking into consideration the latest available quote for such exchange rate and any other information deemed relevant by the Reference
                                        Dealers, is more than 3%, then, in such case, the Exchange Rate for the
                                        Brazilian real on the Valuation Date will be the rate as determined pursuant to clause (ii) of this definition.  If such difference

                                                         PS-17

========================================================================================================================

                                        is less than 3%, then, in such case, the Exchange Rate for the Brazilian real will be determined as set forth in "-Exchange Rate" above.

Currency Business Day.................  Any day, other than a Saturday or Sunday, that is (i) neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close and (ii) a day on which dealings in foreign currency in accordance with the practice of the foreign exchange market occur:

                                             (a) in London with respect to the Hungarian forint;

                                             (b) in London with respect to the Turkish lira;

                                             (c) in New York City with respect to the Mexican peso

                                             (d) in (x) Sao Paulo, Brazil, Rio de Janeiro, Brazil, or Brazilia, Brazil
                                             and (y) New York City with respect to the Brazilian real;

                                             (e) in Beijing, China with respect to the Chinese renminbi; and

                                             (f) in Mumbai, India with respect to the Indian rupee.

Basket Weighting......................  For each Basket Currency, 16.6666%.

Hungarian Forint Performance Value....  The Hungarian Forint Performance Value is (i) a fraction, the numerator of which will be the Initial Hungarian Forint Exchange Rate and the denominator of which will be the Final Hungarian Forint Exchange Rate, minus one, times (ii) the
                                        Basket Weighting. The Hungarian Forint Performance Value is described by the following formula and will be determined on the Valuation Date:

                                               (                                               )
                                               (   Initial Hungarian Forint Exchange Rate      )
                                               (  ---------------------------------------- - 1 )  x  .166666
                                               (    Final Hungarian Forint Exchange Rate       )
                                               (                                               )

Initial Hungarian Forint
 Exchange Rate........................          , the Exchange Rate for the Hungarian forint on the day we price the
                                        Notes for initial sale to the public.

Final Hungarian Forint Exchange Rate..  The Exchange Rate for the Hungarian forint at 1:30 p.m. London time on the
                                        Valuation Date as determined by the Calculation Agent.

Turkish Lira Performance Value........  The Turkish Lira Performance Value is (i) a fraction, the numerator of which will be the Initial Turkish Lira Exchange Rate and the denominator of which will be the Final Turkish Lira Exchange Rate, minus one, times (ii) the Basket
                                        Weighting. The Turkish Lira Performance Value is described by the following formula and will be determined on the Valuation Date:

                                               (                                           )
                                               (   Initial Turkish Lira Exchange Rate      )
                                               (  ------------------------------------ - 1 )  x  .166666
                                               (    Final Turkish Lira Exchange Rate       )
                                               (                                           )

Initial Turkish Lira Exchange Rate....          , the Exchange Rate for the Turkish lira on the day we price the Notes for initial sale to the public.

Final Turkish Lira Exchange Rate......  The Exchange Rate for the Turkish lira at 1:30 p.m. London time on the Valuation
                                        Date as determined by the Calculation Agent.

                                                         PS-18

========================================================================================================================

Mexican Peso Performance Value........  The Mexican Peso Performance Value is (i) a fraction, the numerator of which will be the Initial Mexican Peso Exchange Rate and the denominator of which will be the Final Mexican Peso Exchange Rate, minus one, times (ii) the Basket
                                        Weighting. The Mexican Peso Performance Value is described by the following formula and will be determined on the Valuation Date:

                                               (                                           )
                                               (   Initial Mexican Peso Exchange Rate      )
                                               (  ------------------------------------ - 1 )  x  .166666
                                               (    Final Mexican Peso Exchange Rate       )
                                               (                                           )

Initial Mexican Peso
 Exchange Rate........................             , the Exchange Rate for the Mexican peso on the day we price the
                                        Notes for initial sale to the public.

Final Mexican Peso
  Exchange Rate.......................  The Exchange Rate for the Mexican peso at 4:00 p.m. London time on the Valuation
                                        Date as determined by the Calculation Agent.

Brazilian Real Performance
 Value................................  The Brazilian Real Performance Value is (i) a fraction, the numerator of which will be the Initial Brazilian Real Exchange Rate and the denominator of which will be the Final Brazilian Real Exchange Rate, minus one, times (ii) the Basket
                                        Weighting. The Brazilian Real Performance Value is described by the following formula and will be determined on the Valuation Date:

                                               (                                             )
                                               (   Initial Brazilian Real Exchange Rate      )
                                               (  -------------------------------------- - 1 )  x  .166666
                                               (    Final Brazilian Real Exchange Rate       )
                                               (                                             )

Initial Brazilian Real Exchange
 Rate.................................         , the Exchange Rate for the Brazilian real on the day we price the Notes for initial sale to the public.

Final Brazilian Real Exchange
 Rate.................................  The Exchange Rate for the Brazilian real on the Valuation Date as published on the Business Day following the Valuation Date as determined by the Calculation
                                        Agent.

Chinese Renminbi Performance
 Value................................  The Chinese Renminbi Performance Value is (i) a fraction, the numerator of which will be the Initial Chinese Renminbi Exchange Rate the denominator of which will be the Final Chinese Renminbi Exchange Rate, minus one, times (ii) the Basket
                                        Weighting. The Chinese Renminbi Performance Value is described by the following formula and will be determined on the Valuation Date:

                                               (                                               )
                                               (   Initial Chinese Renminbi Exchange Rate      )
                                               (  ---------------------------------------- - 1 )  x  .166666
                                               (    Final Chinese Renminbi Exchange Rate       )
                                               (                                               )

Initial Chinese Renminbi
  Exchange Rate.......................           , the Exchange Rate for the Chinese renminbi on the day we price the
                                        Notes for initial sale to the public.

Final Chinese Renminbi
 Exchange Rate........................  The Exchange Rate for the Chinese renminbi at 5:00 p.m. Beijing time on the
                                        Valuation Date as determined by the Calculation Agent.

                                                         PS-19

========================================================================================================================

Indian Rupee Performance Value........  The Indian Rupee Performance Value is (i) a fraction, the numerator of which will be the Initial Indian Rupee Exchange Rate and the denominator of which will be the Final Indian Rupee Exchange Rate, minus one, times (ii) the Basket
                                        Weighting. The Indian Rupee Performance Value is described by the following formula and will be determined on the Valuation Date:

                                               (                                           )
                                               (   Initial Indian Rupee Exchange Rate      )
                                               (  ------------------------------------ - 1 )  x  .166666
                                               (    Final Indian Rupee Exchange Rate       )
                                               (                                           )

Initial Indian Rupee Exchange
 Rate.................................          , the Exchange Rate for the Indian rupee on the day we price the Notes for initial sale to the public.

Final Indian Rupee Exchange Rate......  The Exchange Rate for the Indian rupee at 2:30 p.m. Mumbai time on the Valuation
                                        Date as determined by the Calculation Agent.

Book Entry Note or
 Certificated Note....................  Book Entry. The Notes will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC's nominee will be the only registered holder of the Notes. Your beneficial interest in the Notes will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the Notes, for distribution to participants in accordance with DTC's procedures. For more information regarding
                                        DTC and book entry notes, please read "The Depositary" in the accompanying prospectus supplement and "Form of Securities--Global Securities--Registered
                                        Global Securities" in the accompanying prospectus.

Senior Note or Subordinated Note......  Senior

Trustee...............................  JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)

Agent.................................  Morgan Stanley & Co. Incorporated and its successors ("MS & Co.")

Reuters Page..........................  The display page so designated on the Reuters Monitor Money Rates Service
                                        ("Reuters"), as noted under "--Basket Currency" above, or any other display page that may replace that display page on Reuters and any successor service thereto.

Alternate Exchange Calculation
 in Case of an Event of Default.......  In case an event of default with respect to the Notes shall have occurred and be continuing, the amount declared due and payable for each Note upon any acceleration of the Notes (the "Acceleration Amount") will equal $1,000 principal amount per Note plus the Supplemental Redemption Amount, if any, determined as though the Exchange Rate of any Basket Currency on the Valuation
                                        Date were the Exchange Rate on the date of acceleration.

                                        If the maturity of the Notes is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the
                                        Trustee may conclusively rely, and to DTC of the

                                                         PS-20

========================================================================================================================

                                        Acceleration Amount and the aggregate cash amount due with respect to the Notes as promptly as possible and in no event later than two Business Days after the date of acceleration.

Calculation Agent.....................  MS & Co.

                                        All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

                                        All calculations with respect to the Exchange Rate for each Basket Currency on each Determination Date, the Basket Performance Factor and the Supplemental
                                        Redemption Amount, if any, will be made by the Calculation Agent and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per Note will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g.,
                                        .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of Notes will be rounded to the nearest cent, with one-half cent rounded upward.

                                        Because the Calculation Agent is our affiliate, the economic interests of the
                                        Calculation Agent and its affiliates may be adverse to your interests as an investor in the Notes, including with respect to certain determinations and judgments that the Calculation Agent must make in determining any Exchange Rate for a Basket Currency, the Basket Performance Factor, the Supplemental
                                        Redemption Amount or whether a Market Disruption Event has occurred. See
                                        "--Market Disruption Event" above. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Historical Information................  The following tables set forth the published high, low and end of quarter
                                        Exchange Rates for each of the Basket Currencies for each calendar quarter from
                                        January 1, 2000 to December 29, 2005. The graphs following each Basket
                                        Currency's Exchange Rate table set forth the historical Exchange Rate performance of each respective Basket Currency for the period January 1, 2000 to
                                        December 29, 2005. The Exchange Rates for the Hungarian forint, the Turkish lira, the Mexican peso, the Brazilian real, the Chinese renminbi and the Indian rupee (each expressed as units of such Basket Currency per one U.S. dollar) on
                                        December 29, 2005 were 213.442, 1.3479, 10.6610, 2.3258, 8.0709 and 45.1625, respectively. We obtained the information in the tables and graphs from
                                        Bloomberg Financial Markets, without independent verification. The historical
                                        Exchange Rates and historical exchange rate performance of the Basket Currencies should not be taken as an indication of future performance. We cannot give you any assurance that the Basket Performance Factor will be greater than zero or that you will receive any Supplemental Redemption Amount.

                                                         PS-21

========================================================================================================================

                                                                          Hungarian Forint
                                                         Historical High, Low and Period End Exchange Rates
                                                              January 1, 2000 through December 29, 2005
                                                      (expressed as units of Hungarian Forint per U.S. dollar)

                                                      Hungarian Forint          High          Low       Period End
                                                  ---------------------       -------       -------     ----------
                                                 2000
                                                 First Quarter..........      270.875       246.570      270.422
                                                 Second Quarter.........      290.238       267.677      271.991
                                                 Third Quarter..........      310.000       271.991      299.231
                                                 Fourth Quarter.........      317.560       282.340      282.340
                                                 2001
                                                 First Quarter..........      303.200       276.855      303.200
                                                 Second Quarter.........      303.200       281.120      287.580
                                                 Third Quarter..........      300.798       273.289      282.480
                                                 Fourth Quarter.........      287.280       271.670      277.050
                                                 2002
                                                 First Quarter..........      284.625       271.380      279.310
                                                 Second Quarter.........      277.080       246.770      246.770
                                                 Third Quarter..........      257.745       241.304      246.718
                                                 Fourth Quarter.........      252.600       224.4750     225.935
                                                 2003
                                                 First Quarter..........      235.238       222.178      229.051
                                                 Second Quarter.........      232.225       207.225      231.275
                                                 Third Quarter..........      238.200       218.303      218.303
                                                 Fourth Quarter.........      228.300       207.885      207.885
                                                 2004
                                                 First Quarter..........      214.280       201.675      205.125
                                                 Second Quarter.........      216.930       201.685      205.605
                                                 Third Quarter..........      207.880       198.205      198.205
                                                 Fourth Quarter.........      200.205       180.050      180.050
                                                 2005
                                                 First Quarter..........      192.151       180.714      191.475
                                                 Second Quarter.........      208.085       189.367      204.035
                                                 Third Quarter..........      207.575       194.470      207.575
                                                 Fourth Quarter
                                                    (through
                                                    December 29, 2005)..      216.735       206.290      213.442

                                                         PS-22

========================================================================================================================

                                                                            Turkish Lira
                                                         Historical High, Low and Period End Exchange Rates
                                                             January 1, 2000 through December 29, 2005
                                                        (expressed as units of Turkish Lira per U.S. dollar)

                                                        Turkish Lira            High          Low       Period End
                                                  ---------------------        ------        ------     ----------
                                                 2000
                                                 First Quarter..........       0.5900        0.5361       0.5899
                                                 Second Quarter.........       0.6240        0.5890       0.6192
                                                 Third Quarter..........       0.6735        0.6192       0.6649
                                                 Fourth Quarter.........       0.6920        0.6649       0.6685
                                                 2001
                                                 First Quarter..........       1.0883        0.6615       1.0425
                                                 Second Quarter.........       1.3060        1.0425       1.2550
                                                 Third Quarter..........       1.5575        1.2550       1.5351
                                                 Fourth Quarter ........       1.6493        1.4125       1.4485
                                                 2002
                                                 First Quarter..........       1.4500        1.3055       1.3491
                                                 Second Quarter.........       1.6551        1.2955       1.5875
                                                 Third Quarter..........       1.6951        1.5725       1.6641
                                                 Fourth Quarter.........       1.6976        1.5231       1.6438
                                                 2003
                                                 First Quarter..........       1.7690        1.5970       1.7060
                                                 Second Quarter.........       1.6930        1.4150       1.4185
                                                 Third Quarter..........       1.4370        1.3525       1.3915
                                                 Fourth Quarter.........       1.5225        1.3715       1.4036
                                                 2004
                                                 First Quarter..........       1.4065        1.3093       1.3223
                                                 Second Quarter.........       1.5580        1.3105       1.4840
                                                 Third Quarter..........       1.5235        1.4285       1.5055
                                                 Fourth Quarter.........       1.5090        1.3435       1.3570
                                                 2005
                                                 First Quarter..........       1.3965        1.2570       1.3630
                                                 Second Quarter.........       1.4063        1.3305       1.3305
                                                 Third Quarter..........       1.3815        1.3125       1.3470
                                                 Fourth Quarter
                                                    (through
                                                    December 29, 2005)..       1.3690        1.3380       1.3479

                                                         PS-23

========================================================================================================================

                                                                            Mexican Peso
                                                         Historical High, Low and Period End Exchange Rates
                                                             January 1, 2000 through December 29, 2005
                                                        (expressed as units of Mexican Peso per U.S. dollar)

                                                        Mexican Peso            High          Low       Period End
                                                  ---------------------        ------        ------     ----------
                                                 2000
                                                 First Quarter..........       9.5925        9.1722       9.2530
                                                 Second Quarter.........       10.0825       9.2530       9.8300
                                                 Third Quarter..........       9.8300        9.1810       9.4370
                                                 Fourth Quarter.........       9.6830        9.3660       9.6225
                                                 2001
                                                 First Quarter..........       9.9720        9.4615       9.4615
                                                 Second Quarter.........       9.4615        8.9700       9.0410
                                                 Third Quarter..........       9.5270        9.0300       9.5140
                                                 Fourth Quarter ........       9.5700        9.0775       9.1800
                                                 2002
                                                 First Quarter..........       9.2765        9.0025       9.0350
                                                 Second Quarter.........       9.9550        9.0020       9.9465
                                                 Third Quarter..........       10.2855       9.6473      10.2065
                                                 Fourth Quarter.........       10.4530       9.9429      10.4530
                                                 2003
                                                 First Quarter..........       11.2300      10.3565      10.7270
                                                 Second Quarter.........       10.7970      10.1160      10.4570
                                                 Third Quarter..........       11.0530      10.3690      10.9860
                                                 Fourth Quarter.........       11.3785      10.9450      11.2285
                                                 2004
                                                 First Quarter..........       11.2213      10.8073      11.1925
                                                 Second Quarter.........       11.6698      11.1470      11.4865
                                                 Third Quarter..........       11.5935      11.3315      11.3820
                                                 Fourth Quarter.........       11.5373      11.0980      11.1620
                                                 2005
                                                 First Quarter..........       11.3818      10.9853      11.2220
                                                 Second Quarter.........       11.2445      10.7420      10.7490
                                                 Third Quarter..........       10.9090      10.5790      10.7590
                                                 Fourth Quarter
                                                    (through
                                                    December 29, 2005)..       10.9535      10.4217      10.6610

                                                         PS-24

========================================================================================================================

                                                                          Brazilian Real
                                                        Historical High, Low and Period End Exchange Rates
                                                            January 1, 2000 through December 29, 2005
                                                      (expressed as units of Brazilian Real per U.S. dollar)

                                                       Brazilian Real           High          Low       Period End
                                                  ---------------------        ------        ------     ----------
                                                 2000
                                                 First Quarter..........       1.8510        1.7190       1.7360
                                                 Second Quarter.........       1.8550        1.7360       1.8060
                                                 Third Quarter..........       1.8580        1.7790       1.8440
                                                 Fourth Quarter.........       1.9800        1.8440       1.9500
                                                 2001
                                                 First Quarter..........       2.1720        1.9310       2.1525
                                                 Second Quarter.........       2.4795        2.1375       2.3105
                                                 Third Quarter..........       2.8325        2.3105       2.6700
                                                 Fourth Quarter ........       2.7850        2.2945       2.3115
                                                 2002
                                                 First Quarter..........       2.4625        2.2950       2.3250
                                                 Second Quarter.........       2.8805        2.2650       2.8175
                                                 Third Quarter..........       3.8725        2.8015       3.7395
                                                 Fourth Quarter.........       3.9505        3.4740       3.5400
                                                 2003
                                                 First Quarter..........       3.6650        3.2610       3.3640
                                                 Second Quarter.........       3.3135        2.8385       2.8440
                                                 Third Quarter..........       3.0675        2.8155       2.9000
                                                 Fourth Quarter.........       2.9475        2.8310       2.9069
                                                 2004
                                                 First Quarter..........       2.9645        2.7820       2.9073
                                                 Second Quarter.........       3.2118        2.8755       3.0850
                                                 Third Quarter..........       3.0782        2.8505       2.8608
                                                 Fourth Quarter.........       2.8800        2.6530       2.6530
                                                 2005
                                                 First Quarter..........       2.7640        2.5665       2.6755
                                                 Second Quarter.........       2.6588        2.3325       2.3325
                                                 Third Quarter..........       2.4870        2.2140       2.2275
                                                 Fourth Quarter
                                                    (through
                                                    December 29, 2005)..       2.3800        2.1615       2.3258

                                                         PS-25

========================================================================================================================

                                                                          Chinese Renminbi
                                                         Historical High, Low and Period End Exchange Rates
                                                             January 1, 2000 through December 29, 2005
                                                      (expressed as units of Chinese Renminbi per U.S. dollar)

                                                     Chinese Rrenminbi          High          Low       Period End
                                                  ---------------------        ------        ------     ----------
                                                 2000
                                                 First Quarter..........       8.2799        8.2772       8.2787
                                                 Second Quarter.........       8.2799        8.2768       8.2782
                                                 Third Quarter..........       8.2799        8.2771       8.2798
                                                 Fourth Quarter.........       8.2798        8.2768       8.2774
                                                 2001
                                                 First Quarter..........       8.2786        8.2763       8.2777
                                                 Second Quarter.........       8.2785        8.2767       8.2767
                                                 Third Quarter..........       8.2773        8.2766       8.2768
                                                 Fourth Quarter ........       8.2775        8.2765       8.2770
                                                 2002
                                                 First Quarter..........       8.2775        8.2765       8.2774
                                                 Second Quarter.........       8.2776        8.2765       8.2771
                                                 Third Quarter..........       8.2772        8.2760       8.2772
                                                 Fourth Quarter.........       8.2775        8.2766       8.2773
                                                 2003
                                                 First Quarter..........       8.2778        8.2766       8.2771
                                                 Second Quarter.........       8.2775        8.2768       8.2775
                                                 Third Quarter..........       8.2776        8.2766       8.2770
                                                 Fourth Quarter.........       8.2772        8.2765       8.2767
                                                 2004
                                                 First Quarter..........       8.2775        8.2766       8.2770
                                                 Second Quarter.........       8.2773        8.2765       8.2766
                                                 Third Quarter..........       8.2771        8.2765       8.2765
                                                 Fourth Quarter.........       8.2768        8.2763       8.2764
                                                 2005
                                                 First Quarter..........       8.2766        8.2763       8.2765
                                                 Second Quarter.........       8.2767        8.2763       8.2764
                                                 Third Quarter..........       8.2765        8.0871       8.0920
                                                 Fourth Quarter
                                                    (through
                                                    December 29, 2005)..       8.0920        8.0709       8.0709

                                                         PS-26

========================================================================================================================

                                                                          Indian Rupee
                                                       Historical High, Low and Period End Exchange Rates
                                                           January 1, 2000 through December 29, 2005
                                                      (expressed as units of Indian Rupee per U.S. dollar)

                                                        Indian Rupee            High          Low       Period End
                                                  ---------------------        -------      -------     ----------
                                                 2000
                                                 First Quarter..........       43.6600      43.4900      43.6200
                                                 Second Quarter.........       44.8100      43.6200      44.6750
                                                 Third Quarter..........       46.4000      44.6450      46.0400
                                                 Fourth Quarter.........       46.8750      46.0250      46.6750
                                                 2001
                                                 First Quarter..........       46.7250      46.3450      46.6150
                                                 Second Quarter.........       47.0400      46.5550      47.0400
                                                 Third Quarter..........       48.0500      47.0400      47.8600
                                                 Fourth Quarter ........       48.2650      47.7750      48.2650
                                                 2002
                                                 First Quarter..........       48.8250      48.2450      48.8150
                                                 Second Quarter.........       49.0500      48.8150      48.8850
                                                 Third Quarter..........       48.8450      48.3700      48.3750
                                                 Fourth Quarter.........       48.4300      47.9350      47.9350
                                                 2003
                                                 First Quarter..........       48.0100      47.4700      47.5450
                                                 Second Quarter.........       47.4675      46.4025      46.4875
                                                 Third Quarter..........       46.4350      45.6950      45.7600
                                                 Fourth Quarter.........       45.9250      45.2150      45.5250
                                                 2004
                                                 First Quarter..........       45.6400      43.6000      44.0600
                                                 Second Quarter.........       46.2500      43.5375      46.0600
                                                 Third Quarter..........       46.4713      45.6650      45.9500
                                                 Fourth Quarter.........       45.9000      43.4600      43.7250
                                                 2005
                                                 First Quarter..........       43.9300      43.4200      43.8200
                                                 Second Quarter.........       43.8300      43.2900      43.4850
                                                 Third Quarter..........       44.1500      43.1750      44.0150
                                                 Fourth Quarter
                                                    (through
                                                    December 29, 2005)..       46.3100      44.0150      45.1625

                                                         PS-27

========================================================================================================================

Historical Graph......................  The following graph sets forth the historical performance of the Basket against the U.S. dollar (assuming that each of the Basket Currencies is weighted as described in "--Basket" above at December 29, 2005) for the period from January
                                        1, 2000 through December 29, 2005. The graph does not take into account the
                                        Participation Rate on the Notes, nor does it attempt to show your expected return on an investment in the Notes. The historical performance of the Basket and the Basket Currencies should not be taken as an indication of their future performance.

Use of Proceeds and Hedging...........  The net proceeds we receive from the sale of the Notes will be used for general corporate purposes and, in part, in connection with hedging our obligations under the Notes through one or more of our subsidiaries. The original issue price of the Notes includes the Agent's Commissions (as shown on the cover page of this pricing supplement) paid with respect to the Notes and the cost of hedging our obligations under the Notes. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. See also "Use of
                                        Proceeds" in the accompanying prospectus.

                                        On or prior to the day we price the Notes for initial sale to the public, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the Notes by taking positions in forwards and options contracts on the Basket Currencies or positions in any other available currencies or instruments that we may wish to use in connection with such hedging. Such purchase activity could potentially decrease the exchange rate of the Basket
                                        Currencies, and, therefore, the exchange rate that must prevail with respect to each of the Basket Currencies must close on the Valuation Date before you would receive at maturity a payment that exceeds the principal amount of the Notes. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the Notes, including on the Valuation Date, by purchasing and selling the

                                                         PS-28

========================================================================================================================

                                        Basket Currencies or forwards or options contracts on the Basket Currencies or positions in any other available currencies or instruments that we may wish to use in connection with such hedging activities, including by selling any such currencies or instruments on the Valuation Date. We cannot give any assurance that our hedging activities will not affect the value of the Basket Currencies and, therefore, adversely affect the value of the Basket Currencies on the
                                        Valuation Date or the payment that you will receive at maturity.

Supplemental Information Concerning
 Plan of Distribution.................  Under the terms and subject to the conditions contained in the U.S. distribution agreement referred to in the prospectus supplement under "Plan of Distribution,"
                                        the Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of Notes set forth on the cover of this pricing supplement. The Agent proposes initially to offer the Notes directly to the public at the public offering price set forth on the cover page of this pricing supplement. The Agent may allow a concession not in excess of
                                                  % per Note to other dealers, which may include Morgan Stanley & Co.
                                        International Limited and Bank Morgan Stanley AG. After the initial offering, the Agent may vary the offering price and other selling terms from time to time.

                                        We expect to deliver the Notes against payment therefor in New York, New York on
                                        February , 2006, which will be the           th scheduled Business Day
                                        following the date of this pricing supplement and of the pricing of the Notes.
                                        Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three Business Days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing or the next succeeding Business Day will be required, by
                                        virtue of the fact that the Notes initially will settle in            Business
                                        Days (T+  ), to specify alternative settlement arrangements to prevent a failed settlement.

                                        In order to facilitate the offering of the Notes, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the
                                        Notes. Specifically, the Agent may sell more Notes than it is obligated to purchase in connection with the offering, creating a naked short position in the
                                        Notes for its own account. The Agent must close out any naked short position by purchasing the Notes in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, Notes in the open market to stabilize the price of the Notes. Any of these activities may raise or maintain the market price of the Notes above independent market levels or prevent or retard a decline in the market price of the Notes. The Agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the Agent has entered into a hedging transaction with us in connection with this offering of Notes. See "--Use of Proceeds and
                                        Hedging" above.

                                                         PS-29

========================================================================================================================

                                        General

                                        No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the Notes or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the Notes, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the Notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the
                                        Agent or any dealer.

                                        The Agent has represented and agreed, and each dealer through which we may offer the Notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the Notes or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the Notes. We shall not have responsibility for the Agent's or any dealer's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

                                        Brazil

                                        The Notes may not be offered or sold to the public in Brazil. Accordingly, the offering of the Notes has not been submitted to the Comissao de Valores
                                        Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

                                        Chile

                                        The Notes have not been registered with the Superintendencia de Valores y
                                        Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the Notes, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from
                                        Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

                                        Hong Kong

                                        The Notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance
                                        (Cap. 32) of Hong Kong. The Agent has not issued and will not issue any advertisement, invitation or document relating to the Notes, whether in Hong
                                        Kong

                                                         PS-30

========================================================================================================================

                                        or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are intended to be disposed of only to persons outside Hong Kong or only to
                                        "professional investors" within the meaning of the Securities and Futures
                                        Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

                                        Mexico

                                        The Notes have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not
                                        be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

                                        Singapore

                                        This pricing supplement has not been registered as a prospectus with the
                                        Monetary Authority of Singapore. Accordingly, this pricing supplement, the accompanying prospectus supplement and the prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than pursuant to, and in accordance with, the conditions of an exemption under any provision of Subdivision (4) of Division 1 of Part XIII of the Securities and
                                        Futures Act, Chapter 289 of Singapore.

                                        The People's Republic of China

                                        The Notes have not been and will not be registered with the Securities and
                                        Futures Bureau of the People's Republic of China and therefore may not be offered or sold in the People's Republic of China.

ERISA Matters for Pension Plans
 and Insurance Companies..............  Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended
                                        ("ERISA"), (a "Plan") should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                                        In addition, we and certain of our subsidiaries and affiliates, including MS &
                                        Co. and Morgan Stanley DW Inc. (formerly Dean Witter Reynolds Inc.) ("MSDWI"), may each be considered a "party in interest" within the meaning of ERISA, or a
                                        "disqualified person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also "Plans"). Prohibited transactions within the meaning of ERISA or the Code

                                                         PS-31

========================================================================================================================

                                        would likely arise, for example, if the Notes are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider or other party in interest, unless the Notes are acquired pursuant to an exemption from the "prohibited transaction" rules. A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                                        The U.S. Department of Labor has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Notes.
                                        Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                                        Because we may be considered a party in interest with respect to many Plans, the
                                        Notes may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any
                                        Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1, or
                                        84-14 or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the Notes will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the Notes that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or with any assets of a governmental or church plan that is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by
                                        ERISA or Section 4975 of the Code (or in the case of a governmental or church plan, any substantially similar federal, state or local law).

                                        Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Notes on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under
                                        PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14.

                                                         PS-32

========================================================================================================================

                                        Purchasers of the Notes have exclusive responsibility for ensuring that their purchase, holding and disposition of the Notes do not violate the prohibited transaction rules of ERISA or the Code or any similar regulations applicable to governmental or church plans, as described above.

United States Federal
 Income Taxation......................  The following summary is based on the opinion of Davis Polk & Wardwell, our special tax counsel, and is a general discussion of the principal U.S. federal income tax consequences to initial investors in the Notes that (i) purchase the
                                        Notes at their issue price and (ii) will hold the Notes as capital assets within the meaning of Section 1221 of the Code. Unless otherwise specifically indicated, this summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein. This summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of the investor's individual circumstances or to certain types of investors subject to special treatment under the U.S. federal income tax laws, such as:

                                        o    certain financial institutions;
                                        o    tax-exempt organizations;
                                        o    dealers and certain traders in securities or foreign currencies;
                                        o    investors holding a Note as part of a hedging transaction, straddle, conversion or other integrated transaction;
                                        o    U.S. Holders, as defined below, whose functional currency is not the U.S.
                                             dollar;
                                        o    partnerships;
                                        o    nonresident alien individuals who have lost their United States citizenship or who have ceased to be taxed as United States resident aliens;
                                        o    corporations that are treated as controlled foreign corporations or passive foreign investment companies;
                                        o    Non-U.S. Holders, as defined below, that are owned or controlled by persons subject to U.S. federal income tax;
                                        o    Non-U.S. Holders for whom income or gain in respect of a Note is effectively connected with a trade or business in the United States; and
                                        o    Non-U.S. Holders who are individuals having a "tax home" (as defined in
                                             Section 911(d)(3) of the Code) in the United States.

                                        If you are considering purchasing the Notes, you are urged to consult your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                        U.S. Holders

                                        This section applies to you only if you are a U.S. Holder and is only a brief summary of the U.S. federal income tax consequences of the ownership and disposition of the Notes. As used herein, the term "U.S. Holder" means a beneficial owner of a Note that is for U.S. federal income tax purposes:

                                                         PS-33

========================================================================================================================

                                        o    a citizen or resident of the United States;
                                        o    a corporation created or organized in or under the laws of the United
                                             States or of any political subdivision thereof; or
                                        o    an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

                                        The federal income tax treatment of the Notes to a U.S. Holder will depend on whether the "denomination currency" (as defined in the applicable Treasury regulations) of the Notes is the U.S. dollar. We have determined that the denomination currency of the Notes is the U.S. dollar. Accordingly, the Notes are not subject to the special rules described in the Treasury regulations governing nonfunctional currency contingent payment debt instruments, but will be treated as "contingent payment debt instruments" for U.S. federal income tax purposes. U.S. Holders should refer to the discussions under "United States
                                        Federal Taxation--Notes--Optionally Exchangeable Notes" and "United States
                                        Federal Taxation--Backup Withholding" in the accompanying prospectus supplement for a full description of the U.S. federal income tax and withholding consequences of ownership and disposition of a contingent payment debt instrument.

                                        In summary, U.S. Holders will, regardless of their method of accounting for U.S.
                                        federal income tax purposes, be required to accrue original issue discount
                                        ("OID") as interest income on the Notes on a constant yield basis in each year that they hold the Notes, despite the fact that no stated interest will actually be paid on the Notes. As a result, U.S. Holders will be required to pay taxes annually on the amount of accrued OID, even though no cash will be paid on the
                                        Notes from which to pay such taxes. In addition, any gain recognized by U.S.
                                        Holders on the sale or exchange, or at maturity, of the Notes will generally be treated as ordinary income.

                                        The rate of accrual of OID on the Notes is the yield at which we would issue a fixed rate noncontingent debt instrument with terms otherwise similar to those of the Notes or the applicable federal rate, whichever is greater (our
                                        "comparable yield") and is determined at the time of the issuance of the Notes.
                                        We have determined that the "comparable yield" is a rate of    % compounded
                                        annually. Based on our determination of the comparable yield, the "projected payment schedule" for a Note (assuming an issue price of $1,000) consists of a
                                        projected amount equal to $    due at maturity.

                                        The following table states the amount of OID that will be deemed to have accrued with respect to a Note for each calendar period (assuming a day count convention of 30 days per month and 360 days per year), based upon our determination of the comparable yield and the projected payment schedule (as described below):

                                                         PS-34

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                                                                                        OID        TOTAL OID DEEMED
                                                                                     DEEMED TO     TO HAVE ACCRUED
                                                                                   ACCRUE DURING    FROM ORIGINAL
                                                                                      CALENDAR     ISSUE DATE (PER
                                                                                    PERIOD (PER    NOTE) AS OF END
                                                          CALENDAR PERIOD              NOTE)      OF CALENDAR PERIOD
                                                  ----------------------------     -------------  ------------------
                                                 Original Issue Date through
                                                     December 31, 2006........
                                                 January 1, 2007 through
                                                     December 31, 2007........
                                                 January 1, 2008 through
                                                     February 4, 2008.........

                                        The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of U.S. Holders' OID accruals and adjustments in respect of the Notes, and we make no representation regarding the actual amounts of payments that will be made on a Note.

                                        Non-U.S. Holders

                                        This section applies to you only if you are a Non-U.S. Holder. As used herein, the term "Non-U.S. Holder" means a beneficial owner of a Note that is for U.S.
                                        federal income tax purposes:

                                        o    a nonresident alien individual;
                                        o    a foreign corporation; or
                                        o    a foreign trust or estate.

                                        Tax Treatment upon Maturity, Sale, Exchange or Disposition of a Note. Subject to
                                        the discussion below concerning backup withholding, payments on a Note by us or a paying agent to a Non-U.S. Holder and gain realized by a Non-U.S. Holder on the sale, exchange or other disposition of a Note will not be subject to U.S.
                                        federal income or withholding tax, provided that:

                                        o    such Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of Morgan
                                             Stanley entitled to vote and is not a bank receiving interest described in
                                             Section 881(c)(3)(A) of the Code; and
                                        o    the certification required by Section 871(h) or Section 881(c) of the Code has been provided with respect to the Non-U.S. Holder, as discussed below.

                                        Certification Requirements. Sections 871(h) and 881(c) of the Code require that, in order to obtain an exemption from withholding tax in respect of payments on the Notes that are, for U.S. federal income tax purposes, treated as interest, the beneficial owner of a Note certify on Internal Revenue Service Form W-8BEN, under penalties of perjury, that it is not a "United States person" within the meaning of Section 7701(a)(30) of the Code. If you are a prospective investor, you are urged to consult your own tax advisor regarding these certification requirements.

                                                         PS-35

========================================================================================================================

                                        Estate Tax. Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual's gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a Note will be treated as
                                        U.S. situs property subject to U.S. federal estate tax if payments on the Note, if received by the decedent at the time of death, would have been subject to
                                        United States federal withholding tax (even if the W-8BEN certification requirement described above were satisfied).

                                        If you are considering purchasing the Notes, you are urged to consult your own tax advisor regarding the U.S. federal estate tax consequences of investing in the Notes.

                                        Information Reporting and Backup Withholding. Information returns may be filed with the U.S. Internal Revenue Service (the "IRS") in connection with the payments on the Notes at maturity as well as in connection with the proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to
                                        U.S. backup withholding on such payments or proceeds, unless the Non-U.S. Holder complies with certification requirements to establish that it is not a United
                                        States person, as described above. Compliance with the certification requirements of Sections 871(h) and 881(c) of the Code, described above, will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

                                                         PS-36

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